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                                                                     EXHIBIT 5.1




                                February 4, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC  20549

         RE:      SYNOPSYS, INC.
                  REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 12,148,677 shares of Common Stock (the "Common Stock"), $.01 par value per share, of Synopsys, Inc. (the "Company").

         We have acted as counsel for the Company in connection with the issuance of the shares of Common Stock pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 16, 1997, by and among the Company, EPIC Merger Co., Inc. and EPIC Design Technology, Inc. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, a certificate of the transfer agent for the Common Stock, the Certificate of Incorporation and the Bylaws of the Company and such other documents as we have deemed material to the opinion set forth below.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the related Prospectus, as originally filed or as amended or Supplemented.

         This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

                                            Very truly yours,


                                            /s/ GRAY CARY WARE & FREIDENRICH
                                            GRAY CARY WARE & FREIDENRICH
                                            A Professional Corporation